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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997 (except for Notes H and S, as to which the dates are March 18, 1997, and December 2, 1997, respectively) with respect to the consolidated financial statements and schedule, as amended, included in the Registration Statement (Form S-3) and related Prospectus of Avatar Holdings Inc. dated December 10, 1997.



                                   Ernst & Young LLP


Miami, Florida
December 5, 1997